        Exhibit 10.8

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT #4
THIS AMENDMENT #4 TO ADVANCED PURCHASE AGREEMENT (“Amendment”) is made effective as of the last date that this amendment is signed, (the “Fourth Amendment Effective Date”) by and between NOVAVAX, INC, a Delaware corporation with offices at 21 Firstfield Road, Gaithersburg, MD 20878 U.S.A. (“Novavax”), and the Commonwealth of Australia as Represented by the Department of Health and Aged Care, with offices at Scarborough House 1 Atlantic Street, Woden, ACT 2606, Australia, previously known as the “Department of Health” (collectively, “Customer”).
RECITALS
WHEREAS, Novavax and Customer entered into that certain Advanced Purchase Agreement dated effective 31 December 2020 (as amended, including by way of the Amendments to the Advanced Purchase Agreement between the parties dated 23 December 2021 (the “First Amendment”), 6 April 2022 (the “Second Amendment”), and 5 April 2023 (the “Third Amendment”) (the “Agreement”);
WHEREAS, the Parties have agreed to amend the Agreement to facilitate the transition of the rollout of the Product from the Customer to State and Territory government entities;
WHEREAS, TGA issued a medicine recall notice agreed on 12 April 2023 for batch [***] of Novavax SARS-CoV-2 rS NVX-CoV2373 vaccine (“2023 Recall Batch”);
WHEREAS, the Customer has elected to receive a replacement from Novavax of the 2023 Recall Batch and accordingly the Parties have agreed to adjust the Replacement Amount and Delivery Schedule; and
WHEREAS, the Parties desire to amend certain provisions of the Agreement.
NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties hereto agree that the Agreement is further amended by this Amendment as follows:
1.Section 2 Sale of Product shall be amended by adding a new Section 2.1.2 after Section 2.1 (Generally) as follows:
2.1.2    2023 Recall Batch. Pursuant to Section 8.6, the Parties have agreed to Novavax replacing the Product that made up the 2023 Recall Batch. Novavax must supply such replacement Product in an amount equal to the replacement quantity of Vaccine doses set forth in Exhibit A (the “Replacement Amount”). For the avoidance of doubt any replacement Product relating to the 2023 Recall Batch will count towards the Replacement Amount and does not count towards the Aggregate Amount.
2.Section 2.4 (Delivery) shall be deleted in its entirety and replaced with the following:
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2.4     Delivery. Novavax will use reasonable endeavours to meet the quarterly delivery schedule for the Product set forth in Exhibit B (“Delivery Schedule”). Novavax will deliver or ensure that the Sponsor delivers [***]. Thereafter, Novavax will deliver or ensure that the Sponsor delivers the balance of the Aggregate Amount and Replacement Amount in accordance with the quantities of Vaccine specified in the Delivery Schedule, and otherwise in accordance with Section 3.1. Novavax will coordinate with Customer with the intention to ship Product [***]. Customer acknowledges that Novavax’s ability to ship [***] is based on batch size and Novavax’s ability to split shipments. Customer also acknowledges that initiation of deliveries is dependent on Regulatory Approval in the Territory and that delivery of the first shipment of Product is expected to be a date as soon as practicable after receipt of Regulatory Approval in the Territory. On at least a [***] basis, Novavax shall communicate any anticipated changes to the Delivery Schedule to Customer. Any changes to the Delivery Schedule must be made in accordance with Section 13.4. At least [***] in advance of each anticipated shipment under the Delivery Schedule, Novavax will confirm to the Customer in writing the date of delivery of the Product and the quantities of Product to be delivered. [***], Novavax will notify Customer in writing by email when the Product is available for Delivery. [***] (“Delivery Change Request”). Within [***] of receipt of such Delivery Change Request, Novavax shall provide a proposed delivery schedule reflecting the Delivery Change Request or that portion of the Delivery Change Request which Novavax can, acting reasonably, accommodate. The Parties may discuss in [***] any changes to the proposed delivery schedule. If a proposed delivery schedule is agreed upon, the Parties shall make any necessary changes to the Delivery Schedule in accordance with Section 13.4. Novavax will notify Customer in writing by email when the Product is available for Customer’s inspections.
3.Section 2.4A (Shelf Life) shall be deleted in its entirety and replaced with the following:
2.4A    Shelf Life. Unless otherwise agreed to by the Customer in writing, Product delivered must have a remaining shelf life that is equal to or greater than [***] of the shelf life authorized by TGA at the time of delivery to Customer.
4.Section 3.4 (Acceptance) shall be deleted in its entirety and replaced with the following:
3.4    Acceptance. Customer (or its nominee) will, [***] after Customer is notified under Section 3.1 that the Product is ready for collection and Novavax (or Sponsor) has provided all Delivery Documents to Customer (“Acceptance Period”), visually inspect such delivery to confirm that the Product has been supplied in the correct quantity and appears, from a visual inspection only, to constitute Conforming Product.
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Notwithstanding the foregoing, Customer may request to extend the Acceptance Period for an additional [***] period with reasonable advance notice and a detailing of the circumstances for such extension and Novavax will reasonably and in good faith consider such extension request and provide written notice of approval to Customer if granted. Without limiting any other rights Customer may have at Law or under this Agreement, if Customer determines that any shipment of Product contains any non-Conforming Product, then Customer shall have the right to reject the portion of the applicable delivery that constitutes non-Conforming Product by providing Novavax with written notice of such rejection prior to the expiry of the Acceptance Period. Customer will be deemed to have accepted a delivery of Product if not rejected prior to expiry of the Acceptance Period.
5.Section 4.1 (Limited Product Warranty) shall be deleted in its entirety and replaced with the following:
4.1    Limited Product Warrant. Novavax warrants to Customer that, upon delivery of Product to the Point of Entry, Product will (a) materially conform to the specifications for such Product as set forth on Exhibit C hereto (the “Specifications”) and be free from defects (including any latent defects), (b) comply with the applicable Regulatory Approval in the Territory for such Vaccine, including shelf-life requirements and any other conditions, requirements or directions of the TGA, and (c) have been manufactured, packaged, handled, stored, transported and cold-chain maintained in accordance with the Specifications, Novavax’s relevant standard operating procedures in relation to the manufacture and delivery of the Product, and cGMP. Product satisfying clauses (a)-(c) hereof, “Conforming Product”. Any claims by Customer that the Product fails to meet this warranty must be made by the Customer within (a) [***] of Acceptance of the Product as set forth in Section 3.4 or (b) [***].
6.Section 7.1 (Term) shall be deleted in its entirety and replaced with the following:
Term. This Agreement shall become effective upon the Effective Date and, unless sooner terminated as set forth in Section 7.2, shall continue in force and effect until the later of (a) 31 December 2025, and (b) Novavax has delivered to Customer an amount of Product equal to the Aggregate Amount and the Replacement Amount (the “Term”).
7.Section 12.1 (Definition) shall be deleted in its entirety and replaced with the following:
12.1    Definition. “Confidential Information” means any and all non-public or proprietary information provided by or on behalf of a Party to the other Party in connection with this Agreement or to which a Party obtains access as a consequence of entering into or performing this Agreement (in each case whether before, on or after the Effective Date), whether or not
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marked as “CONFIDENTIAL” or “PROPRIETARY,” and whether provided prior to, on or after the Effective Date, including all technical, scientific, business, commercial and other know-how, information, trade secrets, methods, processes, practices, formulae, instructions, techniques, designs, drawings, data or results, but expressly excluding any information that (a) at the time of disclosure, is in the public domain, (b) after disclosure, becomes part of the public domain by publication or otherwise, through no fault of the receiving Party or its affiliates, (c) at the time of disclosure, is already in the receiving Party’s or its affiliates’ possession, except through prior disclosure by the disclosing Party, without any obligation of confidentiality or any restriction on its use, and such possession can be properly documented by the receiving Party or its affiliates in its written records, and was not made available to the receiving Party or its affiliates by any person or party owing an obligation of confidentiality to the disclosing Party, (d) is rightfully made available to the receiving Party or its affiliates from sources independent of the disclosing Party, (e) is independently discovered or developed by or on behalf of the receiving Party or its affiliates without the aid, use of, access to or application of any Confidential Information of the disclosing Party or (f) is of the type described in Section 12.1A. For clarity, specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party.
8.Section 12 Confidential Information shall be amended by adding a new Section 12.1A after Section 12.1 (Definition) as follows:
12.1A     Exceptions. Confidential Information does not include information necessary for the implementation of the rollout of the Product including images or physical descriptions of the Product or its packaging, Product barcode or scanning information, instructions, guidance or directions relating to the storage, transportation, handling, administration, use or disposal of the Product.
9.Section 18.57 (Not used) shall be deleted in its entirety and replaced with the following:
18.57 Replacement Amount has the meaning given in Section 2.1.2.
10.Exhibit A. Exhibit A in the Agreement shall be deleted and replaced with the attached Exhibit A.
11.Exhibit B. Exhibit B in the Agreement shall be deleted and replaced with the attached Exhibit B.
12.Effectiveness of Amendment. Except as amended hereby, the Agreement shall remain in full force and effect. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the
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Agreement. On and after the Fourth Amendment Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Agreement as amended by this Amendment.
13.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. This Amendment shall be effective upon full execution by electronic transmission or original, and an electronically transmitted signature shall be deemed to be and shall be as effective as an original signature.
IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of Fourth Amendment Effective Date.

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NOVAVAX, INC.

By:    /s/ Allan Cohen
Signature
Name:    Allan Cohen
Title:    Vice President, Legal Affairs, Transactions
Date:    6/29/2023

SIGNED by an authorised representative for and on
behalf of the Commonwealth of Australia acting
through and represented by the
Department of Health and Aged Care
[***] in the presence of:

[***] Signature of witness	[***] Signature of authorised signatory
[***] Name of Witness (block letters)	[***] Name of authorised signatory (block letters)
Date: 7/5/2023	[***] Position of authorised signatory

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Exhibit A
PRODUCT
Price
Aggregate Amount: [***] doses of the Vaccine

Product Name	Total Price (= [***] (excluding GST)	Per-Unit Price (excluding GST)	Per Unit Delivery Price (= [***] (excluding GST)
NVX-CoV2373	USD [***]	USD [***] (for [***] delivered prior to the Third Amendment Effective Date)	USD [***], (for [***] delivered prior to the Third Amendment Effective Date)
		USD [***] (for approximately [***] delivered in 2023)	USD [***], (for approximately [***] delivered in 2023)
		USD [***] (for approximately [***] delivered in 2024)	USD [***], (for approximately [***] delivered in 2024)
		USD [***] (for approximately [***] delivered in 2025)	USD [***], (for approximately [***] delivered in 2025)

Initial Advance Payment for Aggregate Amount: USD [***] (excluding GST)
Maximum Aggregate Additional Amount: Up to 10 million doses. Pricing and delivery schedule to be negotiated at time of order.
Replacement Amount: [***] of the Vaccine
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Product Name	Total Price (there is no charge for the Replacement Amount)	Per-Unit Price (there is no charge for the Replacement Amount)	Per Unit Delivery Price (there is no charge for the Replacement Amount)
NVX-CoV2373	USD [***]	USD [***] (for [***] delivered in Q2 of 2025) USD [***] (for [***] doses delivered in Q4 of 2025)	USD [***] (for [***] doses delivered in Q2 of 2025) USD [***] (for [***] delivered in Q4 of 2025)

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Exhibit B
Delivery Schedule
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit setting forth the delivery schedule has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

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